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                                                                   EXHIBIT 4.15

                    FIRST AMENDMENT TO STOCK PLEDGE AGREEMENT

                                      AMONG

                        INTEGRATED SECURITY SYSTEMS, INC.

                                       AND

               RENAISSANCE CAPITAL GROWTH & INCOME FUND III, INC.

                                       AND

                    RENAISSANCE US GROWTH & INCOME TRUST PLC

     This First Amendment to Stock Pledge Agreement ("Agreement"), dated as of May 5, 2000, among Integrated Security Systems, Inc., a Texas corporation ("Pledgor") and Renaissance Capital Growth & Income Fund III, Inc., a Texas corporation, and Renaissance US Growth and Income Trust PLC, a public limited company registered in England and Wales (collectively, the "Lenders").

     1. The defined term "Obligation," as referenced in definition of "Secured Indebtedness" under Section 1(b) of the Stock Pledge Agreement, dated as of December 31, 1996, among the original signatories thereto (the "Pledge Agreement"), is hereby amended to include the following, without limitation:

         (i) the two Convertible Promissory Notes of the Pledgor to the Lender, dated February 22, 1999, in the principal amount of $375,000 and $225,000, respectively;

         (ii) the two Renewed and Extended Promissory Notes of the Pledgor to the Lenders, dated May 5, 2000, each in the principal amount of $115,000;

         (iii) the two Promissory Notes of the Pledgor to the Lenders, dated May 5, 2000, each in the principal amount of $150,000; and

         (iv) any renewals, extension, amendments or modifications of the Obligations.

     2. All references to "Innovative Systems Technologies, Inc." in the Pledge Agreement are amended to "Intelli-Site, Inc." Upon execution of the Agreement, Pledgor has delivered certificates representing all of the outstanding capital stock of Intelli-Site, Inc. to Lenders, free and clean of all liens, adverse claims and encumbrances.


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     3. All references to "Tri-Coastal System, Inc." and "Golston Company" are
hereby removed form the Pledge Agreement.

     4. Except as amended hereby, the Pledge Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of and on the date first written above.

                                    PLEDGOR


                                    By:
                                       ---------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                          ------------------------------------

                                    LENDERS

                                    Renaissance Capital Growth & Income Fund
                                    III, Inc.


                                    By:
                                       ---------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                          ------------------------------------


                                    Renaissance US Growth & Income Trust PLC

                                    By:
                                       ---------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                          ------------------------------------





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